UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 10, 2024

ARC DOCUMENT SOLUTIONS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32407 (Commission File Number)	20-1700361 (IRS Employer Identification No.)

12657 Alcosta Blvd., Suite 200, San Ramon California	94583
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 949-5100

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ARC	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Amendment No. 1 to Agreement and Plan of Merger

On September 10, 2024, ARC Document Solutions, Inc. (the “Company”) entered into an Amendment No. 1 to Agreement and Plan of Merger (the “Merger Agreement Amendment”) with TechPrint Holdings, LLC, a Delaware limited liability company (“Parent”), and TechPrint Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), which amended that certain Agreement and Plan of Merger dated as of August 27, 2024, by and between the Company, Parent and Merger Sub (the “Merger Agreement”). Parent is an affiliate of Kumarakulasingam Suriyakumar, the Company’s Chairman and Chief Executive Officer, Dilantha Wijesuriya, the Company’s President and Chief Operating Officer, Jorge Avalos, the Company’s Chief Financial Officer, Rahul Roy, the Company’s Chief Technology Officer, Sujeewa Sean Pathiratne, a private investor, and certain entities affiliated with such persons (collectively, the “Rollover Stockholders”). The Merger Agreement Amendment clarifies and ensures the Intended Tax Treatment (as such term is defined in the Merger Agreement) with respect to the contribution by the Rollover Stockholders of their shares of ARC Common Stock (including shares received with respect to In-the-Money Company Options and Company RSAs) (as such terms are defined in the Merger Agreement) to Parent in exchange for equity interests in Parent.

The foregoing description of the Merger Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement Amendment, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by  reference.

Amendment No. 1 to the Voting Agreement

On September 10, 2024, Company entered into an Amendment No. 1 to Voting Agreement (the “Voting Agreement Amendment”) with Parent and the stockholders listed on the signature pages of that certain Voting Agreement dated August 27, 2024 (such stockholders of the Company, the “Stockholders” and such agreement, the “Voting Agreement”).  The Voting Agreement Amendment amends the Voting Agreement to update Schedule A thereto and to clarify that Company RSAs (as defined therein) owned by the Rollover Stockholders are intended to be subject to the Voting Agreement and other covenants included therein.

The foregoing description of the Voting Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the Voting Agreement Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, which provides a “safe harbor” for such statements in certain circumstances. The forward-looking statements relate to prior statements or expectations regarding the ability of the parties to satisfy the conditions precedent and consummate the proposed Merger, the timing of consummation of the proposed Merger, the ability of the parties to secure any required stockholder approval in a timely manner or on the terms desired or anticipated, and any failure of Parent to obtain the financing required to consummate the Merger. These statements are based upon current expectations, beliefs and assumptions, and there can be no assurance that such expectations will prove to be correct. Because forward-looking statements involve risks and uncertainties and speak only as of the date on which they are made, actual events could differ materially from those discussed in the forward-looking statements as a result of various factors, including but not limited to the possibility that the conditions to the closing of the Merger are not satisfied, including the risk that required stockholder approval for the Merger is not obtained, potential litigation relating to the Merger, uncertainties as to the timing of the consummation of the Merger, the ability of each party to consummate the Merger, risks relating to the substantial costs and diversion of personnel’s attention and resources due to these matters and other factors discussed in greater detail in the Company’s filings with the SEC. You are cautioned not to place undue reliance on such statements and to consult the Company’s most recent Annual Report on Form 10-K and other filings with the SEC for additional risks and uncertainties that may apply to the Company’s business and the ownership of the Company’s securities. The forward-looking statements are presented as of the date made, and the Company does not undertake any duty to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Additional Information and Where to Find It

This Current Report on Form 8-K is being made in respect of the Merger involving the Company and Parent. In connection with the Merger, (i) the Company intends to file the relevant materials with the SEC, including a proxy statement on Schedule 14A and (ii) certain participants in the transaction intend to jointly file with the SEC a transaction statement on Schedule 13E-3, which will contain important information on the Company, Parent, the Rollover Stockholders and the Merger, including the terms and conditions of the Merger. Promptly after filing its definitive proxy statement with the SEC, the Company will mail the definitive proxy statement, the Schedule 13E-3 and a proxy card to each stockholder of the Company entitled to vote at the Company Stockholders Meeting. This communication is not a substitute for the proxy statement, the Schedule 13E-3 or any other document that the Company may file with the SEC or send to its stockholders in connection with the proposed transaction. The materials to be filed by the Company will be made available to the Company’s investors and stockholders at no expense to them and copies may be obtained free of charge on the Company’s website at https://ir.e-arc.com/overview/default.aspx. In addition, all of those materials will be available at no charge on the SEC’s website at www.sec.gov. Investors and stockholders of the Company are urged to read the proxy statement, the Schedule 13E-3 and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed Merger because they contain important information about the Company and the proposed Merger. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, or solicitation of any vote or approval.

Stockholders of the Company are urged to read all relevant documents filed with the SEC, including the proxy statement and the Schedule 13E-3 Merger Statement, as well as any amendments or supplements to these documents, carefully when they become available because they will contain important information about the Merger.

Participants in the Proxy Solicitation

The Company and its directors, executive officers, other members of its management and employees may be deemed to be participants in the solicitation of proxies of the Company stockholders in connection with the Merger under SEC rules. Investors and stockholders may obtain more detailed information regarding the names, affiliations and interests of the Company’s executive officers and directors participating in the solicitation by reading the Company’s definitive proxy statement for its 2024 Annual Meeting of Stockholders, which was filed with the SEC on March 28, 2024, and the proxy statement, the Schedule 13E-3 Merger Statement and other relevant materials that will be filed with the SEC in connection with the Merger when they become available. Information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of the Company’s stockholders generally, will be set forth in the proxy statement relating to the Merger and the Schedule 13E-3 Merger Statement when they become available.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1 10.1 104
Amendment No. 1 to Agreement and Plan of Merger dated September 10, 2024, by and among Parent, Merger Sub and the Company

Amendment No. 1 to Voting Agreement, dated September 10, 2024, by and among Parent, Merger Sub, the Company, and the Rollover Stockholders

Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	ARC DOCUMENT SOLUTIONS, INC.

September 11, 2024

	By:	/s/ Tracey Luttrell
	Name:	Tracey Luttrell
	Title:	Corporate Counsel & Corporate Secretary